Exhibit 99.1
FOR IMMEDIATE RELEASE
WYNDHAM WORLDWIDE EXPECTS THIRD QUARTER 2008
RESULTS OF $0.80-$0.82 ADJUSTED EPS
ANNOUNCES STRATEGIC REALIGNMENTS
Parsippany, NJ (October 6, 2008) – Wyndham Worldwide (NYSE:WYN) today announced it expects third quarter 2008 adjusted earnings per share of $0.80 — $0.82, consistent with third quarter earnings per share guidance, or expected GAAP earnings per share of $0.78 — $0.80, including charges related to the following strategic realignment initiatives:
o	Wyndham Hotel Group, with nearly 7,000 hotels under 12 brand names, executed a realignment of its operations during the third quarter of 2008 to enhance service to its franchised and managed hotel customers and to consolidate its revenue generation activities.

o	Group RCI, the global vacation rental and exchange business representing over 67,000 locations, began a restructuring in the third quarter of 2008 that will continue into the first quarter of 2009. The strategic realignment streamlines exchange operations across its international businesses by reducing management layers to improve regional autonomy and accountability. A portion of the restructuring savings will be reinvested in the business to accelerate and promote RCI’s new web-based exchange platform, which will improve overall member experience and satisfaction while reducing operating costs.

o	Wyndham Vacation Ownership, with approximately 145 vacation ownership resorts serving over 800,000 owners, will refocus its sales and marketing efforts on consumers with higher credit quality, and consequently, will decrease the level of timeshare development and enhance the cash flow from the business unit. These initiatives will begin in the fourth quarter 2008.
These strategic realignments will result in expected pre-tax restructuring charges related primarily to employee-related costs of approximately $7 million in the third quarter 2008 (or $0.02 per share), $10 — 15 million in the fourth quarter of 2008, and $5 — 10 million in the first quarter of 2009. These amounts are preliminary estimates and subject to change. The Company expects to realize the benefits of the restructuring initiatives beginning in 2009 and anticipates recovering the full amount of the charge associated with the initiatives by the end of 2010.
“Wyndham Worldwide continues to deliver solid results even in this challenging economic environment because of the scale, structure and stability of our product mix and geographically diverse business platform. Our broad range of products and brands provides balance when any one economy, geography or segment is challenged. The majority of our earnings are generated through our fee-for-service business model, which continues to generate reliable revenue and cash flow,” said Stephen P. Holmes, Wyndham Worldwide chairman and CEO.
“I am confident that these strategic realignments will enhance the profitability of our sound business model, driven by a strong management team with the experience to effectively navigate this turbulent environment and position us well for future growth. The changes in the Hotel Group and at Group RCI will enable us to enhance customer service while reducing costs. Our vacation ownership business performed well in the third quarter with gross vacation ownership interest sales, tours, and volume per guest all up slightly from the third quarter of 2007. The consumer finance portfolio continues to perform within our expectations and we continue to believe in the long-term prospects of the timeshare business. However, given the stress in the financial markets and the increased financing costs, we are de-emphasizing sales growth in favor of cash flow and margin improvement,” said Holmes.
The expected adjusted and GAAP third quarter 2008 earnings per share announced above are preliminary and subject to change based on normal quarter-end review and closing procedures. As previously scheduled, Wyndham Worldwide will hold a conference call with investors to discuss the Company’s third quarter 2008 financial results at 8:30 EDT on Thursday, October 30, 2008. Steve Holmes, Chairman and CEO of Wyndham Worldwide, and Gina Wilson, Chief Financial Officer, will participate. The company expects to release its third quarter 2008 results to the financial community earlier that morning. Listeners can access the conference call by dialing (888) 395-6878 and providing the pass code “Wyndham” or via live webcast at www.wyndhamworldwide.com/investors/.
About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses nearly 7,000 franchised hotels and approximately 581,000 hotel rooms worldwide. Group RCI offers its nearly 3.7 million members access to more than 67,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of approximately 145 vacation ownership resorts serving over 800,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs more than 33,000 employees globally.
For more information about Wyndham Worldwide, please visit the company’s web site at www.WyndhamWorldwide.com.

Presentation of Financial Information
Expected financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. The non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A reconciliation of expected reported GAAP results to the comparable expected non-GAAP information is included in the text of this press release.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures, financing transactions and our restructuring plan.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include general economic conditions, the performance of the financial markets, the economic environment for the hospitality industry, negotiation and closing of the Company’s timeshare securitization conduit facility, expected cost savings and other benefits from our restructuring plan, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s 2007 Annual Report on Form 10-K, filed with the SEC on February 29, 2008. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #

Investor contact:	Press contact:

Margo C. Happer	Betsy O’Rourke
Senior Vice President,	Senior Vice President,
Investor Relations	Marketing and Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-7422
Margo.Happer@wyndhamworldwide.com	Betsy.O’Rourke@wyndhamworldwide.com